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          Consent of Vedder, Price, Kaufman & Kammholz            EXHIBIT (I)(3)


February 26, 1999

Asset Management Fund, Inc.
230 West Monroe Street
Chicago, Illinois 60606



         We hereby consent to the reference to our name under the heading "Counsel and Independent Accountants" in the Statements of Additional Information contained in Post-Effective Amendment No. 30 to the registration statement of Form N-1A under the Securities Act of 1933 for Asset Management Fund, Inc. (File No. 2-78808) and to the filing of this consent as an exhibit to the registration statement.


                                               VEDDER, PRICE, KAUFMAN & KAMMHOLZ

                                               By: /s/ Cathy G. O'Kelly
                                                   ----------------------
                                                       Cathy G. O'Kelly